EXHIBIT 10.35
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THEGLOBE.COM

THEGLOBE.COM, INC. AND VALUEFLASH.COM
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This non-binding Term Sheet constitutes a statement of intentions only and shall not be deemed to be legally binding on either party. The terms outlined below represent the proposed terms of the relationship and would serve as the basis for developing a formal agreement. The parties agree and acknowledge that neither party shall be bound to the other until the parties enter into a definitive agreement.

1.       GENERAL DESCRIPTION
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HappyPuppy.com ("HP") will work with ValueFlash (http://www.Vflash.com/), referred to throughout this term sheet as "Vflash" to distribute its messengering service, which will notify users of HP who opt for Vflash service of new content and events on HP ("updates").

2.       TGLO OBLIGATIONS
         ----------------

TGLO would:

     a) Incorporate a "granddaughter box" on the HP site with a Vflash link. This link would take users to a co-branded download area (hosted by Vflash) where the HP Vflash Messenger would be downloaded.

     b) Work in good faith with Vflash to mutually agree on the look and feel for the co-branded Vflash pages that will be displayed to users of Vflash who originate from HP.

     c) Determine the appropriate nature and levels of updates, including categories, frequency, and type. TGLO would also work with Vflash to determine the best process (automated or manual).

     d) Promote Vflash to HP mailing list, once upon the launch of the service, and once per quarter thereafter.

     e) Work with Vflash to determine the appropriate way of presenting HP on the Vflash site for downloads of HP Vflash clients on the Vflash site.

     f) Have sole control and sell of all the advertising displayed on the co-branded pages and the HP Vflash Messenger. Vflash may bring potential advertisers to the program for Happy Puppy approval. Vflash will receive "seller's percentage" for those advertisers that participate.

     g) Provide Vflash with one-percent of the monthly inventory in order for Vflash to promote other Vflash partners. Vflash agrees not to promote HP competitors with this inventory.


3.       VFLASH OBLIGATIONS
         ------------------

Vflash would:

     a)  Develop, maintain, host and serve a HP-branded Vflash program, including HP-branded Messenger, Vflash development, database setup, management and all updates.
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     b)  Work in good faith with TGLO to mutually agree on the look and feel for the co- branded Vflash pages that will be displayed to users of Vflash who originate from HP.

     c)  Provide monthly reports on HP Vflash Messenger subscriber activities.

     d) Not launch similar partnerships with HP competitors until three months after the launch of the HP Vflash Messenger (launch date to be no later than August 15, 2000 assuming no delay on the part of Vflash).

     e) Promote HP on other partner Vflash Messengers (not HP competitors) in equal proportions to how Vflash's other partners will be promoted on the HP Vflash Messenger.


4.       FINANCIAL STRUCTURE
         -------------------

         a) HP and Vflash would share the revenue derived from advertising and other forms of promotions utilizing the HP Vflash Messenger, and co-branded pages 50/50, after deduction 20% seller's commission by the selling party.).

         b) HP would share 50/50 with Vflash on all sales commissions (e.g., 20% affiliate commission) for sales of games by Chips & Bits attributable to the HP Vflash Messenger.

5.       TERM AND TERMINATION
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The term of the proposed Agreement would be one (1) year from the implementation date of the proposed agreement. Either party may terminate upon a material breach which is not cured within 30 days of receipt of written notice. Both parties shall make commercially reasonable efforts to execute the proposed agreement by June 30, 2000. If an extension or renewal is desirable to both parties, such extension or renewal will be negotiated in good faith by both parties sixty (60) days prior to the termination of the Agreement.


ACCEPTED:

/s/ Ira Silberstein                               /s/ Israel J. Hersh
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theglobe.com, Inc.                                ValueFlash.com


Name:    Ira Silberstein                          Name:    Israel J. Hersh
Title:   Director, Business Development           Title:   President
Date:    6/24/00                                  Date:    6/26/00